Back to Form 8-K
Exhibit 10.3

MEDICAID ADVANTAGE MODEL CONTRACT

Amendment of Agreement Between The City of New York And WellCare of New York, Inc.

This Amendment, effective January 1, 2007, amends the Medicaid Advantage Model Contract (hereinafter referred to as the "Agreement") made by and between the City of New York, acting through the New York City Department of Health and Mental Hygiene (hereinafter referred to as "LDSS" or "DOHMH") and WellCare of New York, Inc. (hereinafter referred to as "Contractor" or "MCO").

WHEREAS the parties entered into an Agreement effective April 1, 2006 for the purpose of providing Medicare and Medicaid Advantage Products to eligible recipients residing in New York; and

WHEREAS the parties desire to amend said Agreement to modify certain provisions to reflect current circumstances and intentions, and, as authorized in Section 2.1 of the Agreement, to extend the term of the Agreement until December 31, 2007;

NOW THEREFORE, effective January 1, 2007, it is mutually agreed by the parties to amend this Agreement as follows:

1. The attached "Table of Contents" will be applicable for the period beginning January 1, 2007.

2. Amend Section 9.3 "Covered Services During Guaranteed Eligibility" to read as follows:

9.3 Covered Services During Guaranteed Eligibility

The services covered during the Guaranteed Eligibility period shall be those contained in the Medicaid Advantage Benefit Package, as specified in Appendix K-2, and free access to family planning and reproductive health services as set forth in Section 10.6 of this Agreement. During the Guaranteed Eligibility period, Enrollees are also eligible for Medicaid pharmacy benefits as allowed by State law (select drug categories excluded from the Medicare Part D benefit and certain medications included in the Part D benefit when the Enrol lee is unable to receive them from his/her Medicare Advantage plan) on a Medicaid fee-for-service basis.

3. Amend Section 10.7 "Emergency and Post Stabilization Care Services" to read as follows:

10.7 Emergency and Post Stabilization Care Services

a) The Contractor shall provide Emergency and Post Stabilization Care Services in accordance with applicable federal and state requirements, including 42 CFR §422.113.

b) The Contractor shall ensure that Enrollees are able to access Emergency Services twenty four (24) hours per day, seven (7) days per week.

Medicaid Advantage Contract Amendment
January 1.2007

c) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and that Emergency Services may be obtained from a Non-Participating Provider without penalty. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for Emergency Services and are subsequently stabilized. The Contractor must pay for services for Emergency Medical Conditions whether provided by a Participating Provider or a Non-Participating Provider, and may not deny payments for failure of the Emergency Services provider or Enrollee to give notice.

d) The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider.

e) Coverage and payment for Emergency Services that meet the prudent layperson definition shall be covered and paid in accordance with the requirements of the federal Medicare program.

f) In addition, the Contractor shall cover and reimburse for general hospital emergency department services and physician services provided to an Enrollee while the Enrollee is receiving general hospital emergency department services, in accordance with the following requirements when such services do not meet the prudent layperson standard:

i) Participating Providers

A) Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Participating Provider shall be at the rate of payment specified in the contract between the Contractor and the general hospital for emergency services.

B) Payment by the Contractor for physician services provided to an Enrollee by a Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the rate of payment specified in the contract between the Contractor and the physician.

ii) Non-Participating Providers

A) Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Non-Participating Provider shall be at the Medicaid fee-for-service rate, inclusive of the capital component, in effect on the date that the service was rendered.

B) Payment by the Contractor for physician services provided to an Enrollee by a Non-Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the Medicaid fee-for-service rate in effect on the date that the service was rendered.

Medicaid Advantage Contract Amendment
January 1, 2007

4. Amend Subsection 16.3 "Quality Management and Performance Improvement" to read as follows:

16.3 The Contractor agrees to conduct performance improvement projects and to measure performance using standard measures required by CMS, and to report results to CMS and SDOH. Standard Measures will include, but not be limited to:

• Health Plan and Employer Data Information Set (HEDIS);
• Consumer Assessment of Health Plans Survey (CAHPS); and
• Health Outcomes Survey (HOS).

5. Amend Section 18.3 "SDOH Instructions for Report Submissions" to read as follows:

18.3 SDOH Instructions for Report Submissions

SDOH, with notice to DOHMH, will provide Contractor with instructions for submitting the reports required by Section 18.5 (a) (i) through (x) of this Agreement, including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH upon sixty (60) days written notice to the Contractor.

6. Delete Section 18.4 "Liquidated Damages, " and renumber Sections 18.5 "Notification of Changes in Report Due Dates, Requirements or Formats:" 18.6 "Reporting Requirements;" 18.7 "Ownership and Related Information Disclosure;" 18.8 "Public Access to Reports:" 18.9 "Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal. State, or Local Government:" 18.10 "Conflict of Interest Disclosure:" and 18.11 "Physician Incentive Plan Reporting:" as Sections 18.4. 18.5. 18.6. 18.7. 18.8. 18.9. and 18.10 respectively.

7. Amend Section 21.5 "Dental Networks " to read as follows:

21.5 Dental Networks

If the Contractor includes dental services in its Medicaid Advantage Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in his or her Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 Enrollees. Networks must also include at least one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

Medicaid Advantage Contract Amendment
January 1, 2007

8. Add a new Section 22.7 "Recovery of Overpayments to Providers" to read as follows:

22.7 Recovery of Overpayments to Providers

Consistent with the exception language in Section 3224-b of the Insurance Law, the Contractor shall retain the right to audit participating providers' claims for a six year period from the date the care, services or supplies were provided or billed, whichever is later, and to recoup any overpayments discovered as a result of the audit. This six year limitation does not apply to situations in which fraud may be involved or in which the provider or an agent of the provider prevents or obstructs the Contractor's auditing.

9. Renumber Section 22.7 "Physician Incentive Plan" as Section 22.8.

10. Amend Section 3(b) (in) "LDSS Responsibilities" of Appendix H "New York State Department of Health Guidelines for the Processing ofMedicaid Advantage Enrollments and Disenrollments" to read as follows:

iii) In the event that the LDSS leams of an Enrollee's pregnancy prior to the Contractor, the LDSS is to establish MA eligibility and pre-enroll the unborn into Medicaid managed care in cases where an enrollment form is received.

11. The attached Appendix K "Medicare and Medicaid Advantage Products and Non-Covered Services" will be applicable for the period beginning January 1, 2007.

12. The attached Appendix L "Approved Capitation Payment Rates" will be applicable for the period beginning January 1, 2007.

13. The attached Appendix M "Service Area" will be applicable for the period beginning January 1, 2007.

14. Amend Subsections 4 (a) and 4 (b) of Section N.4 "Additional Reporting Requirements" of Appendix N "New York City Specific Contracting Requirements" to read as follows:

a) The Contractor shall provide DOHMH with all reports submitted to SDOH pursuant to Sections 18.5(a)(i), (ii), (vi) and (vii) of this Agreement.

b) Upon request by DOHMH, the Contractor shall submit to DOHMH reports submitted to SDOH pursuant to Section 18.5(a) (iii) of this Agreement.

15. The attached Schedule ] "DOHMH Public Health Service Fee Schedule" of Appendix N "New York City Specific Contracting Requirements" will be applicable for the period beginning January 1.2007.

Medicaid Advantage Contract Amendment
January 1,2007

This Amendment is effective January 1, 2007 and the Agreement, including the modifications made by this Amendment, shall remain in effect until December 31, 2007 or until an extension, renewal or successor Agreement is entered into as provided for in Section 2.1 of the Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement on the dates appearing below their respective signatures.

CONTRACTOR	CITY OF NEW YORK
By: /s/ Todd S. Farha	By: /s/ Andrew Rein
Printed Name: Todd S. Farha	Printed Name: Andrew Rein
Title: President and CEO	Title: COO
WellCare of New York, Inc.	NYC DOHMH
Date: 11/28/2006	Date: 12/11/2006

Medicaid Advantage Contract Amendment
January 1,2007

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

On this 28th Day of November  2006, Todd S. Farha came before me, to me known and known to be the President and CEO, of WellCare of New York, Inc. who is duly authorized to execute the foregoing instrument on behalf of said corporation and s/he acknowledged to me that s/he executed the same for the purpose therein mentioned.

NOTARY PUBLIC

STATE OF NEW YORK

COUNTY OF NEW YORK

On this 11 day of December, 2006, Andrew Rein came before me, to me known and known to be the Executive Deputy Commissioner in the New York City Department of Health and Mental Hygiene, who is duly authorized to execute the foregoing instrument on behalf of the City and s/he acknowledged to me that s/he executed the same for the purpose therein mentioned.

NOTARY PUBLIC

Table of Contents for Medicaid Advantage Model Contract

Recitals

Section 1 Definitions

Section 2 Agreement Term, Amendments, Extensions, and General Contract Administration Provisions
2.1 Term
2.2 Amendments
2.3 Approvals
2.4 Entire Agreement
2.5 Renegotiation
2.6 Assignment and Subcontracting
2.7 Termination
a. DOHMH Initiated Termination
b. Contractor and DOHMH Initiated Termination
c. Contractor Initiated Termination
d. Termination Due to Loss of Funding
2.8 Close-Out Procedures
2.9 Rights and Remedies
2.10 Notices
2.11 Severability

Section 3 Compensation
3.1 Capitation Payments
3.2 Modification of Rates During Contract Period
3.3 Rate Setting Methodology
3.4 Payment of Capitation
3.5 Denial of Capitation Payments
3.6 SDOH Right to Recover Premiums
3.7 Third Party Health Insurance Determination
3.8 Contractor Financial Liability
3.9 Tracking Services Provided by Indian Health Clinics

Section 4 Service Area

Section 5 Eligibility For Enrollment in Medicaid Advantage
5.1 Eligible to Enroll in the Medicaid Advantage Program
5.2 Not Eligible to Enroll in the Medicaid Advantage Program
5.3 Change in Eligibility Status

Section 6 Enrollment
6.1 Enrollment Requirements
6.2 Equality of Access to Enrollment
6.3 Enrollment Decisions
6.4 Prohibition Against Conditions on Enrollment

Medicaid Advantage Contract

New York City
January 1, 2007

Table of Contents for Medicaid Advantage Model Contract

6.5 Effective Date of Enrollment
6.6 Contractor Liability
6.7 Roster
6.8 Automatic Re-Enrollment
6.9 Failure to Enroll in Contractor's Medicare Advantage Product
6.10 Medicaid Managed Care Enrollees Who Will Gain Medicare Eligibility
6.11 Newborn Enrollment

Section 7 RESERVED

Section 8 Disenrollment
8.1 Disenrollment Requirements
8.2 Disenrollment Prohibitions
8.3 Disenrollment Requests
a. Routine Disenrollment Requests
b. Non-routine Disenrollment Requests
8.4 Contractor Notification of Disenrollments
8.5 Contractor's Liability
8.6 Enrollee Initiated Disenrollment
8.7 Contractor Initiated Disenrollment
8.8 LDSS Initiated Disenrollment

Section 9 Guaranteed Eligibility
9.1 General Requirements
9.2 Right to Guaranteed Eligibility
9.3 Covered Services During Guaranteed Eligibility
9.4 Disenrollment During Guaranteed Eligibility

Section 10 Benefit Package, Covered and Non-Covered Services
10.1 Contractor Responsibilities
10.2 SDOH and LDSS Responsibilities
10.3 Benefit Package and Non-Covered Services Descriptions
10.4 Adult Protective Services
10.5 Court-Ordered Services
10.6 Family Planning and Reproductive Health Services
10.7 Emergency and Post Stabilization Care Services
10.8 Medicaid Utilization Thresholds (MUTS)
10.9 Services for Which Enrollees Can Self-Refer
a. Diagnosis and Treatment of Tuberculosis
b. Family Planning and Reproductive Health Services
c. Article 28 Clinics Operated by Academic Dental Centers
10.10 Coordination with Local Public Health Agencies
10.11 Public Health Services
a. Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB/DOT)

Medicaid Advantage Contract

New York City January 1, 2007

Table of Contents for Medicaid Advantage Model Contract

b. Immunizations c. Prevention and Treatment of Sexually Transmitted Diseases
10.12 Adults with Chronic Illnesses and Physical or Developmental Disabilities
10.13 Persons Requiring Ongoing Mental Health Services
10.14 Member Needs Relating to HIV
10.15 Persons Requiring Chemical Dependence Services
10.16 Native Americans
10.17 Urgently Needed Services
10.18 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network
10.19 Coordination of Services

Section 11 Marketing
11.1 Marketing Requirements

Section 12 Member Services
12.1 General Functions
12.2 Translation and Oral Interpretation
12.3 Communicating with the Visually, Hearing and Cognitively Impaired

Section 13 Enrollee Notification
13.1 General Requirements
13.2 Member ID Cards
13.3 Member Handbooks
13.4 Enrollee Rights

Section 14 Organization Determinations, Actions, and Grievance System
14.1 General Requirements
14.2 Filing and Modification of Medicaid Advantage Action and Grievance System Procedures
14.3 Medicaid Advantage Action and Grievance System Additional Provisions
14.4 Notification of Medicaid Advantage Action and Grievance System Procedures
14.5 Complaint, Complaint Appeal and Action Appeal Investigation Determinations

Section 15 Access Requirements

Section 16 Quality Management and Performance Improvement

Section 17 Monitoring and Evaluation
17.1 Right To Monitor Contractor Performance
17.2 Cooperation During Monitoring And Evaluation
17.3 Cooperation During On-Site Reviews
17.4 Cooperation During Review of Services by External Review Agency

Medicaid Advantage Contract

New York City January 1, 2007

Table of Contents for Medicaid Advantage Model Contract

Section 18 Contractor Reporting Requirements
18.1 General Requirements
18.2 Time Frames for Report Submissions
18.3 SDOH Instructions for Report Submissions
18.4 Notification of Changes in Report: Due Dates, Requirements or Formats
18.5 Reporting Requirements
18.6 Ownership and Related Information Disclosure
18.7 Public Access to Reports
18.8 Certification Regarding Individuals Who Have Been Debarred or Suspended by Federal or State Government
18.9 Conflict of Interest Disclosure
18.10 Physician Incentive Plan Reporting

Section 19 Records Maintenance and Audit Rights
19.1 Maintenance of Contractor Performance Records
19.2 Maintenance of Financial Records and Statistical Data
19.3 Access to Contractor Records
19.4 Retention Periods

Section 20 Confidentiality
20.1 Confidentiality of Identifying Information about Enrollees, Eligible Persons and Prospective Enrollees
20.2 Confidentiality of Medical Records
20.3 Length of Confidentiality Requirements

Section 21 Participating Providers
21.1 General Requirements
21.2 Medicaid Advantage Network Requirements
21.3 SDOH Exclusion or Termination of Providers
21.4 Payment in Full
21.5 Dental Networks

Section 22 Subcontracts and Provider Agreements for Medicaid Only Covered Services
22.1 Written Subcontracts
22.2 Permissible Subcontracts
22.3 Provision of Services Through Provider Agreements
22.4 Approvals
22.5 Required Components
22.6 Timely Payment
22.7 Recovery of Overpayments to Providers
22.8 Physician Incentive Plan

Section 23 Americans With Disabilities Act Compliance Plan

Medicaid Advantage Contract

New York City
January 1, 2007

Table of Contents for Medicaid Advantage Model Contract
Section 24 Fair Hearings
24.1 Enrollee Access to Fair Hearing Process
24.2 Enrollee Rights to a Fair Hearing
24.3 Contractor Notice to Enrollees
24.4 Aid Continuing
24.5 Responsibilities of SDOH
24.6 Contractor's Obligations

Section 25 External Appeal
25.1 Basis for External Appeal
25.2 Eligibility for External Appeal
25.3 External Appeal Determination
25.4 Compliance with External Appeal Laws and Regulations
25.5 Member Handbook

Section 26 Intermediate Sanctions
26.1 General Practices
26.2 Unacceptable Practices
26.3 Intermediate Sanctions
26.4 Enrollment Limitations
26.5 Due Process

Section 27 Environmental Compliance
Section 28 Energy Conservation Independent
Section 29 Independent Capacity of Contractor
Section 30 No Third Party Beneficiaries
Section 31 Indemnification
31.1 Indemnification by Contractor
31.2 Indemnification by DOHMH

Section 32 Prohibition on Use of Federal Funds for Lobbying
32.1 Prohibition of Use of Federal Funds for Lobbying
32.2 Disclosure Form to Report Lobbying
32.3 Requirements of Subcontractors

Section 33 Non-Discrimination
33.1 Equal Access to Benefit Package
33.2 Non-Discrimination
33.3 Equal Employment Opportunity
33.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

Medicaid Advantage Contract 1
TABLE OF CON CONTENTS
New York City
January 1, 2007

Table of Contents for Medicaid Advantage Model Contract

Section 34 Compliance with Applicable Laws and Regulations
34.1 Contractor and DOHMH Compliance with Applicable Laws
34.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions
34.3 Certificate of Authority Requirements
34.4 Notification of Changes in Certificate of Incorporation
34.5 Contractor's Financial Solvency Requirements
34.6 Non-Liability of Enrollees for Contractor's Debts
34.7 DOHMH Compliance with Conflict of Interest Laws
34.8 Compliance Plan

Section 35 New York State Standard Contract Clauses and New York City Standard Clauses

Signature Page

Medicaid Advantage Contract

New York City
January 1. 2007

Table of Contents for Medicaid Advantage Model Contract

APPENDICES

A. New York State Standard Clauses
B. Certification Regarding Lobbying
C. New York State Department of Health Requirements for Provision of Free Access to Family Planning and Reproductive Health Services
D. New York State Department of Health Medicaid Advantage Marketing Guidelines
E. New York State Department of Health Medicaid Advantage Model Member Handbook Guidelines
F. New York State Department of Health Medicaid Advantage Action and Grievance Systems Requirements
G. RESERVED
H. New York State Department of Health Guidelines for the Processing of Medicaid Advantage Enrollments and Disenrollments
I. RESERVED
J. New York State Department of Health Guidelines of Federal Americans with Disabilities Act
K. Medicare and Medicaid Advantage Products and Non-Covered Services L. Approved Capitation Payment Rates
M. Service Area
N. New York City Specific Contracting Requirements
0. RESERVED
P. RESERVED
Q. RESERVED
R. New York City Standard Clauses

Medicaid Advantage Contract

New York City
January 1.2007 7

APPENDIX K

Medicare and Medicaid Advantage Products And Non-Covered Services

Medicaid Advantage Contract
APPENDIX K
New York City
January 1. 2007
K-l

APPENDIX K

Appendix K is organized into three parts:

I. Appendix K-l
Medicare Advantage Product

II. Appendix K-2

Medicaid Advantage Product
Description of Medicaid Only Covered Services

III. Appendix K-3
Non-Covered Services
`

Medicaid Advantage Contract
APPENDIX K
New York City
January 1. 2007

APPENDIX K.1

MEDICARE ADVANTAGE PRODUCT

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicare Capitation
Inpatient Hospital Care Including Substance Abuse and Rehabilitation Services	Up to 365 days per year (366 days for leap year). $300 per stay co-payment.
Inpatient Mental Health	Medically necessary care. $300 per stay co-payment. 190-day lifetime limit in a psychiatric hospital.
Skilled Nursing Facility	Care provided in a skilled nursing facility. Covered for 100 days each benefit period. No prior hospital stay required. No co-payment
Home Health	Medically necessary intermittent skilled nursing care, home health aide services and rehabilitation services. $10 per visit co-payment
PCP Office Visits	Primary care doctor office visits. Subject to $10 co-payment per visit.
Specialist Office Visits	Specialist office visits. Subject to $20 co-payment for each specialist office visit.
Chiropractic	Manual manipulation of the spine to correct subluxation provided by chiropractors or other qualified providers. Subject to $20 co-payment.
Podiatry	Medically necessary foot care, including care for medical conditions affecting lower limbs, subject to $20 co-payment. Visits for routine foot care up to 4 visits per year, not subject to co-payment.
Outpatient Mental Health
Individual and group therapy visits, subject to co-payment of $20 per individual or group visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.

Outpatient Substance Abuse	Individual and group visits subject to $20 co-payment per group or individual visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.
Outpatient Surgery	Medically necessary visits to an ambulatory surgery center or outpatient hospital facility. $35 per visit to ambulatory surgery or outpatient hospital.
Ambulance
Transportation provided by an ambulance service, including air ambulance. Emergency transportation if for the purpose of obtaining hospital service for an enrollee who suffers from severe, life-threatening or potentially disabling conditions

Medicaid Advantage Contract
APPENDIX K
New York City January 1. 2007

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicare Capitation
which require the provision of emergency services while the enrollee is being transported. Includes transportation to a hospital emergency room generated by a "Dial 911". $50 co-payment.
Emergency Room	Care provided in an emergency room subject to prudent layperson standard. $50 co-payment per visit. Co-payment waived if admitted to the hospital within 24 hours for the same condition.
Urgent Care	Urgently needed care in most cases outside the plan's service area. Subject to $20 co-payment.
Outpatient Rehabilitation (OT, PT, Speech)	Occupational therapy, physical therapy and speech and language therapy subject to $20 co-payment.
Durable Medical Equipment (DME)
Medicare and Medicaid covered durable medical equipment, including devices and equipment other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances having the following characteristics: can withstand repeated use for a protracted period of time; are primarily and customarily used for medical purposes; are generally not useful to a person in the absence of illness or injury and are usually fitted, designed or fashioned for a particular individual's use. Must be ordered by a qualified practitioner. No homebound prerequisite and including non-Medicare DME covered by Medicaid (e.g. tub stool; grab bars). No co-payment or coinsurance.

Prosthetics	Medicare and Medicaid covered prosthetics, orthotics and orthopedic footwear. No diabetic or temporary impairment prerequisite for orthotics. Not subject to co-payment or coinsurance.
Diabetes Monitoring
Diabetes self-monitoring and management training and supplies including coverage for glucose monitors, test strips, and lancets. None of which are subject to co-payments. OTC diabetic supplies such as 2x2 gauze pads, alcohol swabs/pads, insulin syringes and needles are covered by Part D.

Diagnostic Testing	Diagnostic tests, x-rays, lab services and radiation therapy. No co-payment.
Bone Mass Measurement	Bone Mass Measurement for people at risk. No co-payment.
Colorectal Screening	Colorectal screening for people, age 50 and older. No co-payment.
Immunizations	Flu, hepatitis B vaccine for people who are at risk. Pneumonia vaccine. Vaccines/Toxoids. No co-payment.
Mammograms	Annual screening for women age 40 and older. No referral necessary. No co-payment.
Pap Smear and Pelvic Exams	Pap smears and Pelvic Exams for women. No co-payment.

Medicaid Advantage Contract
APPENDIX K
New York City January 1. 2007

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicare Capitation
Prostate Cancer Screening	Prostate Cancer Screening exams for men age 50 and older. No co-payment
Outpatient Drugs	Medicare Part B covered prescription drugs and other drugs obtained by a provider and administered in a physician office or clinic setting that are covered by Medicaid. (No Part D.)
Hearing Services
Medicaid and Medicare hearing services and products when medically necessary to alleviate disability caused by the loss or impairment of hearing. Services include hearing aid selecting, fitting, and dispensing; hearing aid checks following dispensing, conformity evaluations and hearing aid repairs; audiology services including examinations and testing, hearing aid evaluations and hearing aid prescriptions;
and hearing aid products including hearing aids, earmolds, special fittings and replacement parts. No co-payment or limitations.

Vision Care Services
Services of optometrists, ophthalmologists and ophthalmic dispensers including eyeglasses, medically necessary contact lenses and poly-carbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Coverage includes the replacement of lost or destroyed glasses and the repair or replacement of parts. Coverage also includes examinations for diagnosis and treatment for visual defects and/or eye disease. Examinations for refraction are limited to every two (2) years unless otherwise justified as medically necessary. Eyeglasses do not require changing more frequently than every two (2) years unless medically necessary or unless the glasses are lost, damaged or destroyed. No prerequisite of cataract surgery. No co-payment

Routine Physical Exam 1/year	Up to one routine physical per year. Subject to $10. co- payment per visit.
Health/Wellness Education
Coverage for the following: general health education classes, parenting classes, smoking cessation classes, childbirth education and nutrition counseling, plus additional benefits at plan option including but not limited to items such as newsletters, nutritional training, congestive heart program, health club membership/fitness classes, nursing hotline, disease management, other wellness services. No co-payments.

Additional Part C Benefits, if any Medicare Part D Prescription Drug Benefit as Approved by CMS

Medicaid Advantage Contract
APPENDIX K
New York City January 1, 2007

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in	Medicare	Capitation

Medicaid Advantage Contract
APPENDIX K
New York City January 1, 2007

Medicare Advantage Benefit Package for Dual Eligibles NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicare Capitation
Inpatient Hospital Care Including Substance Abuse and Rehabilitation Services	Up to 365 days per year (366 days for leap year) with no deductible or co-payment
Inpatient Mental Health	Medically necessary care with no deductible or co-payment. 190-day lifetime limit in a psychiatric hospital.
Skilled Nursing Facility	Care provided in a skilled nursing facility. Covered for 100 days each benefit period. No prior hospital stay required. No co-payment.
Home Health	Medically necessary intermittent skilled nursing care, home health aide services and rehabilitation services. No co-payment.
PCP Office Visits	Primary care doctor office visits. No co-payment.
Specialist Office Visits	Specialist office visits. Subject to $10 co-payment for each specialist office visit.
Chiropractic	Manual manipulation of the spine to correct subluxation provided by chiropractors or other qualified providers. Subject to $10 co-payment.
Podiatry	Medically necessary foot care, including care for medical conditions affecting lower limbs, subject to $10 co-payment. Visits for routine foot care up to 4 visits per year, not subject to co-payment.
Outpatient Mental Health
Individual and group therapy visits, subject to co-payment of $20 per individual or group visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.

Outpatient Substance Abuse	Individual and group visits subject to $20 co-payment per group or individual visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.
Outpatient Surgery	Medically necessary visits, to an ambulatory surgery center or outpatient hospital facility. No co-payment.
Ambulance
Transportation provided by an ambulance service, including air ambulance. Emergency transportation if for the purpose of obtaining hospital services for an enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of emergency services while the enrollee is being transported. Includes transportation to a hospital emergency room generated by a "Dial 9 II". No co-payment.

Medicaid Advantage Contract
APPENDIX K New York City January 1. 2007

Medicare Advantage Benefit Package for Dual Eligibles NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicare Capitation
Emergency Room	Care provided in an emergency room subject to prudent layperson standard. $50 co-payment per visit. Co-payment waived if admitted to the hospital within 24 hours for the same condition.
Urgent Care	Urgently needed care in most cases outside the plan's service area. Subject to $10 co-payment.
Outpatient Rehabilitation (OT, PT, Speech)	Occupational therapy, physical therapy and speech and language therapy subject to $10 co-payment.
Durable Medical Equipment (DME)
Medicare and Medicaid covered durable medical equipment, including devices and equipment other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances having the following characteristics: can withstand repeated use for a protracted period of time; are primarily and customarily used for medical purposes; are generally not useful to a person in the absence of illness or injury and are usually not fitted, designed or fashioned for a particular individual's use. Must be ordered by a qualified practitioner. No homebound prerequisite and including non-Medicare DME covered by Medicaid (e.g., tub stool; grab bar). No co-payment or coinsurance.

Prosthetics	Medicare and Medicaid covered prosthetics, orthotics and orthopedic footwear. No diabetic prerequisite for orthotics. Not subject to co-payment or coinsurance.
Diabetes Monitoring
Diabetes self-monitoring and management training and supplies including coverage for glucose monitors, test strips, and lancets. None of which are subject to co-payments. OTC diabetic supplies such as 2x2 gauze pads, alcohol swabs/pads, insulin syringes and needles are covered by Part D.

Diagnostic Testing	Diagnostic tests, x-rays, lab services and radiation therapy. No co-payments.
Bone Mass Measurement	Bone Mass Measurement for people at risk. No co-payment
Colorectal Screening	Colorectal screening for people, age 50 and older. No co-payment.
Immunizations	Flu, hepatitis B vaccine for people who are at risk. Pneumonia vaccine. No co-payment.
Mammograms	Annual screening for women age 40 and older. No referral necessary. No co-payment.
Pap Smear and Pelvic Exams	Pap smears and Pelvic Exams for women. No co-payment.
Prostate Cancer Screening	Prostrate Cancer Screening exams for men age 50 and older. No co-payment.
Outpatient Drugs	Medicare Part B covered prescription drugs and other drugs obtained by a provider and administered in a physician office

Medicaid Advantage Contract
APPENDIX K
New York City January 1. 2007

Medicare Advantage Benefit Package for Dual Eligibles NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicare Capitation
or clinic setting that are covered by Medicaid. (No Part D.)
Hearing Services
Medicare and Medicaid hearing services and products when medically necessary to alleviate disability caused by the loss or impairment of hearing. Services include hearing aid selecting, fitting, and dispensing; hearing aid checks following dispensing, conformity evaluations and hearing aid repairs; audiology services including examinations and testing, hearing aid evaluations and hearing aid prescriptions; and hearing aid products including hearing aids, earmolds, special fittings and replacement parts. No co-payment or limitations.

Vision Care Services
Services of optometrists, ophthalmologists and ophthalmic dispensers including eyeglasses, medically necessary contact lenses and poly-carbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Coverage includes the replacement of lost or destroyed glasses and the repair or replacement of parts. Coverage also includes examinations for diagnosis and treatment for visual defects and/or eye disease. Examinations for refraction are limited to every two (2) years unless otherwise justified as medically necessary. Eyeglasses do not require changing more frequently than every two (2) years unless medically necessary or unless the glasses are lost, damaged or destroyed. No prerequisite of cataract services. No co-payment.

Routine Physical Exam I/year	Up to one routine physical per year. No co-payment.
Health/Wellness Education
Coverage for the following: general health education classes, parenting classes, smoking cessation classes, childbirth education and nutrition counseling, plus additional benefits at plan option including but not limited to items such as newsletters, nutritional training, congestive heart program, health club membership/fitness classes, nursing hotline, disease management, other wellness services. No co-payments.

Additional Part C Benefits, if any
Medicare Part D Prescription Drug Benefit as Approved by CMS

Medicaid Advantage Contract
APPENDIX K
New York City January 1. 2007

APPENDIX K2

MEDICAID ADVANTAGE PRODUCT

Medicaid Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicaid Capitation
Inpatient Hospital Care Including Substance Abuse and Rehabilitation Services	Elimination of $300 per stay co-payment.
Inpatient Mental Health	Elimination of $300 per stay co-payment, plus days in excess of the Medicare 190-day lifetime maximum.
Home Health	Elimination of $10 co-payment per Medicare covered visit. Non-Medicare covered home health services (e.g. home health aide services with nursing supervision to medically unstable individuals).
PCP Office Visits	Elimination of $10 co-payment
Specialist Office Visits	Elimination of $20 co-payment
Podiatry	Elimination of $20 co-payment for medically necessary foot care
Outpatient Mental Health	Elimination of $20 co-payment
Outpatient Substance Abuse	Elimination of $20 co-payment
Outpatient Surgery	Elimination of $35 co-payment
Ambulance	Elimination of $50 co-payment
Emergency Room	Elimination of $50 co-payment
Urgent Care	Elimination of $20 co-payment
Outpatient Rehabilitation (OT, PT, Speech)	Elimination of $20 co-payment
Dental (Optional benefit)
Medicaid covered dental services including necessary preventive, prophylactic and other routine dental care, services and supplies and dental prosthetics to alleviate a serious health condition. Ambulatory or inpatient surgical dental services subject to prior authorization.

Routine Physical Exam I/year	Elimination of $10 co-payment
Transportation - Routine (Optional benefit)
Transportation essential for an enrollee to obtain necessary medical care and services under the plan's benefits or Medicaid fee-for-service. Includes ambulette, invalid coach, taxicab, livery, public transportation, or other means appropriate to the enrollee's medical condition and a transportation attendant to accompany the enrollee, if necessary.

Private Duty Nursing	Medically necessary private duty nursing services in accordance with the ordering physician, registered physician assistant or certified nurse practitioner's written treatment plan.

Medicaid Advantage Contract
APPENDIX K
New York City
January ,. 2007

Medicaid Advantage Benefit Package for Dual Eligibles NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicaid Capitation
Inpatient Mental Health	Days in excess of the Medicare 190-day lifetime maximum.
Home Health	Non-Medicare covered home health services (e.g. home health aide services with nursing supervision to medically unstable individuals).
Specialist Office Visits	Elimination of $10 co-payment.
Podiatry	Elimination of $10 co-payment for medically necessary footcare.
Outpatient Mental Health	Elimination of $20 co-payment.
Outpatient Substance Abuse	Elimination of $20 co-payment.
Emergency Room	Elimination of $50 co-payment
Urgent Care	Elimination of $10 co-payment.
Outpatient Rehabilitation (OT, PT, Speech)	Elimination of $10 co-payment.
Dental (Optional benefit outside of NYC )
Medicaid covered dental services including necessary preventive, prophylactic and other routine dental care, services and supplies and dental prosthetics to alleviate a serious health condition. Ambulatory or inpatient surgical dental services subject to prior authorization.

Transportation - Routine (Optional benefit outside of NYC)
Transportation essential for an enrollee to obtain necessary medical care and services under the plan's benefits or Medicaid fee-for-service. Includes ambulette, invalid coach, taxicab, livery, public transportation, or other means appropriate to the enrollee's medical condition and a transportation attendant to accompany the enrollee, if necessary.

Private Duty Nursing	Medically necessary private duty nursing services in accordance with the ordering physician, registered physician assistant or certified nurse practitioner's written treatment plan.

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007
K-ll

DESCRIPTION OF MEDICAID ONLY SERVICES IN MEDICAID ADVANTAGE BENEFIT PACKAGE:

Inpatient Mental Health Over 190-Day Lifetime Limit

All inpatient mental health services, including voluntary or involuntary admissions for mental health services over the Medicare 190-Day Lifetime Limit. The Contractor may provide the covered benefit for medically necessary mental health impatient services through hospitals licensed pursuant to Article 28 of the New York State P.H.L.

Non-Medicare Covered Home Health Services

Medicaid covered home health services include the provision of skilled services not covered by Medicare (e.g. physical therapist to supervise maintenance program for patients who have reached their maximum restorative potential or nurse to pre-fill syringes for disabled individuals with diabetes) and /or home health aide services as required by an approved plan of care developed by a certified home health agency.

Private Duty Nursing Services

Private duty nursing services provided by a person possessing a license and current registration from the NYS Education E'epartment to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services can be provided through an approved certified home health agency, a licensed home care agency, or a private Practitioner.

Private duty nursing services are covered when determined by the attending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and must be provided in an Enrollee's home in accordance with the ordering physician, registered physician assistant or certified nurse practitioner's written treatment plan.

Dental Services (optional benefit outside of NYC)

Dental services include, but shall not be limited to, preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability.

Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered plan benefit, or not. Inpatient claims and referred ambulatory claims for dental services ancillary to dental surgery provided in an inpatient or outpatient hospital setting are the responsibility of the Contractor. In these situations, the professional services of the dentist are covered by Medicaid fee-for-service. The Contractor should set up procedures to prior approve dental services provided in inpatient and ambulatory settings.

Medicaid Advantage Contract
APPENDIX K
New York City
January I, 2007

As described in Sections 10.9 and 10.18 of this Agreement, Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services.

If Contractor's Benefit Package excludes dental services:

i)  Enrollees may obtain routine exams, orthodontic services and appliances, dental office surgery, fillings, prophylaxis, and other Medicaid covered dental services from any qualified Medicaid provider who shall claim reimbursement from eMedNY; and

ii) Inpatient and referred ambulatory claims for medical services provided in an inpatient or outpatient hospital setting in conjunction with a dental procedure (e.g. anesthesiology, x-rays), are the responsibility of the Contractor. In these situations, the professional services of the dentist are covered Medicaid fee-for-service.

Non-Emergency Transportation (optional benefit outside of NYC)

Transportation expenses are covered when transportation is essential in order for an Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor's Benefit Package or by fee-for-service Medicaid). Non-emergent transportation guidelines may be developed in conjunction with the LDSS, based on the LDSS' approved transportation plan.

Transportation services means transportation by ambulance, ambulette, fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the Enrollee's medical condition; and a transportation attendant to accompany the Enrollee, if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the Enrollee's family.

When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation for an Enrollee to obtain Medicaid covered services that are not part of the Contractor's Benefit Package.

For Contractors that cover non-emergency transportation in the Medicaid Advantage Benefit Package, transportation costs to MMTP services may be reimbursed by Medicaid EPS in accordance with the LDSS transportation policies in local districts in which there is a systematic method to discretely identify and reimburse such transportation costs.

For Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

Medicaid Advantage Contract
APPENDIX K
New York City January 1, 2007

APPENDIX K3

NON COVERED SERVICES

The following services will not be the responsibility of the MCO under the Medicare/Medicaid program:

Services Covered by Direct Reimbursement from Original Medicare

• Hospice services provided to Medicare Advantage members

• Other services deemed to be covered by Original Medicare by CMS

Services Covered by Medicaid Fee for Service
• Out of network Family Planning services provided under the direct access provisions of the waiver

• Skilled Nursing Facility (SNF) days not covered by Medicare
• Personal Care Services
• Medicaid Pharmacy Benefits allowed by State Law (select drug categories excluded from the Medicare Part D benefit and certain medications included in the Part D benefit when the Enrollee is unable to receive them from his/her Medicare Advantage Plan), also certain Medical Supplies and Enteral Formula when not covered by Medicare.
• Methadone Maintenance Treatment Programs
• Certain Mental Health Services, including
o Intensive Psychiatric Rehabilitation Treatment Programs
o Day Treatment
o Continuing Day Treatment
o Case Management for Seriously and Persistently Mentally 111 (sponsored by state or local mental health units)
o Partial Hospitalizations o Assertive Community Treatment (ACT) o Personalized Receiving Oriented Services (PROS)
• Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs
• Office of Mental Retardation and Developmental Disabilities (OMRDD) Services
• Comprehensive Medicaid Case Management
• Directly Observed Therapy for Tuberculosis Disease
• AIDS Adult Day Health Care
• HIV COBRA Case Management
• Adult Day Health Care
• Personal Emergency Response Services (PERS)

Medicaid Advantage Program Optional Benefits
Optional benefits will be covered Medicaid fee for service if the MCO elects not to cover these services in their Medicaid Advantage Product. Currently the only two (2) optional benefits are:

• Non-Emergency Transportation Services

• Dental Service

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

Both of these services, however, are mandatory in NYC.

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

DESCRIPTION OF NON-COVERED SERVICES

The following services are excluded from the Contractor's Medicare and Medicaid Benefit Packages, and are covered, in most instances, by Medicare or Medicaid fee-for-service:

1. Hospice Services Provided to Medicaid Advantage Enrollees

Hospice services provided to Medicare Advantage Enrollees by a Medicare approved hospice providers are directly reimbursed by Medicare. Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

Hospices are organizations which must be certified under Article 40 of the NYS P.H.L. and approved by Medicare. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

If an Enrollee in the Contractor's plan becomes terminally ill and receives Hospice Program services he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for by Medicare fee-for-service.

2. Other Services Deemed to be Covered by Original Medicare by CMS

3. Personal Care Agency Services

Personal care services (PCS) involve the provision of some or total assistance with personal hygiene, dressing and feeding and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee's health and' safety in his or her own home. The services must be ordered by a physician, and there has to be a medical need for the services. Licensed home care services agencies, as opposed to certified home health agencies, are the primary providers of PCS. Enrollees receiving PCS must have a stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

Services rendered by a personal care agency which are approved by the LDSS are not covered under the Medicare or Medicaid Benefit Packages. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician's behalf) must first contact the Enrollee's LDSS contact person for personal care. The district will determine the Enrollee's need for personal care agency services and coordinate a plan of care with the personal care agency.

Medicaid Advantage Contract APPENDIX K
New York City January 1, 2007

4. Skilled Nursing Facility Days Not Covered by Medicare

Skilled nursing facility days for Medicaid Advantage Enrollees in excess of the first one hundred (100) days in the benefit period are covered by Medicaid on a fee for service basis.

5. Prescription Drugs Permitted by State Law, Certain Medical Supplies and Enteral Formula Not Covered by Medicare

NYS Medicaid continues to provide coverage for categories of drugs excluded from the Medicare Part D benefit such as barbiturates, benzodiazepines, and some prescription vitamins, and some non-prescription drugs. NYS also provides a wrap around program which covers medications that are included in the Part D benefit when the recipient is unable to receive them from his or her Part D plan. Effective January 1, 2007, drugs which are covered through this Medicaid wrap-around benefit will be limited to the following four categories of drugs: 1) atypical antipsychotics, 2) antidepressants, 3) antiretrovirals used in the treatment of HIV/AIDS, and 4) anti-rejection drugs used in the treatment of tissue and organ transplants, but only when 1) these drugs are not covered by the specific plan, 2) the patient does not meet the plan's utilization management requirements, or 3) there are quantity limits inconsistent with the prescribed amount. Certain medical/surgical supplies and enteral formula covered by Medicaid and not included in the Contractor's Medicare Advantage Benefit Package also will be paid for by Medicaid fee-for-service. Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME, which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the Contractor.

6. Out of Network Family Planning Services

As described in Sections 10.6 and 10.9 of this Agreement, out of network family planning services provided by qualified Medicaid providers to plan enrollees will be directly reimbursed by Medicaid fee-for-service at the Medicaid fee schedule. "Family Planning and Reproductive Health Services" means those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancy. These include:
diagnosis and all medically necessary treatment, sterilization, screening and treatment for sexually transmissible diseases and screening for disease and pregnancy.

Also included are HIV counseling and testing when provided as part of a family planning visit. Additionally, reproductive health care includes coverage of all medically necessary abortions. Elective induced abortions must be covered for New York City recipients. Fertility services are not covered.
7. Dental (when not in benefit package) (See description in Appendix K-2)

8. Non-Emergency Transportation (when not in benefit package)

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

(See description in Appendix K-2)

9. Methadone Maintenance Treatment Program (MMTP)

MMTP consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone. Facilities authorized to provide methadone maintenance treatment certified by the Office of Alcohol and Substance Abuse Services (OASAS) under Part 828 of 14 NYCRR.

10. Certain Mental Health Services

The Contractor is not responsible for the provision and payment of the following services, which are reimbursed through Medicaid fee-for-service.

a. Intensive Psychiatric Rehabilitation Treatment Programs (IPRT)

IPRT is a time-limited active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments and to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under Part 587 of 14 NYCRR.

b. Day Treatment

Day Treatment is a combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client-staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socialization activities. These services are certified by OMH under Part 587 of 14 NYCRR.

c. Continuing Day Treatment

Continuing Day Treatment is designed to maintain or enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self-esteem. It includes:. assessment and treatment planning, discharge planning, medication therapy, medication education, case management, health screening and referral, rehabilitative readiness development, psychiatric rehabilitative readiness determination and referral, and symptom management. These services are certified by OMH under Part 587 of 14 NYCRR.

d. Case Management for Seriously and Persistently Mentally 111 Sponsored by State or Local Mental Health Units

The target population consists of individuals who are seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit functioning in the community and either have symptomology which is difficult to treat in the existing mental health care system or are unwilling or unable to adapt to the existing mental health care system. Three case management models are currently operated

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to Part 506 of 14 NYCRR.

Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) in this section.

e. Partial Hospitalization Not Covered by Medicare

Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under Part 587 of 14 NYCRR.

f. Assertive Community Treatment (ACT)

ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting. ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient's goals and changing needs. They are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to Part 508 of 14 NYCRR.

g. Personalized Recovery Oriented Services (PROS)

PROS, licensed and reimbursed pursuant to Part 512 of 14 NYCRR, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS include Community Rehabilitation and Support, Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment.

11. Rehabilitation Services Provided to Residents of OMH Licensed Community, Residences (CRs) and Family Based Treatment Programs, as follows:

a. OMH Licensed CRs*

Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the maximum reduction of functional and adaptive behavior defects associated with the person's mental illness.

b. Family-Based Treatment*

Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the family, community, school or independent living situations. Such services

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

are provided in consideration of a child's developmental stage. Children determined eligible for admission are placed in surrogate family homes for care and treatment.
*These services are certified by OMH under Section 586.3 and Parts 594 and 595 of 14 NYCRR.

12. Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

a. Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities

These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under Part 679 of 14 NYCRR (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities). If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

b. Day Treatment

A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment may include nutrition, recreation, self-care, independent living, therapies, nursing, and transportation services. These services are generally provided in an Intermediate Care Facility (ICF) or a comparable setting. These services are certified by OMRDD under Part 690 of 14 NYCRR.

c. Medicaid Service Coordination (MSC)

Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual. MSC is provided by qualified service coordinators and uses a person centered planning process in developing, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation. MSC promotes the concepts of a choice, individualized services and consumer satisfaction.

MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract. Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver.

Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) in this section.

d. Home And Community Based Services Waivers (HCBS)

The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services are authorized pursuant to a waiver under Section 1915 (c) of the Social Security Act (SSA).

e. Services Provided Through the Care At Home Program (OMRDD)

The OMRDD Care at Home III, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents' income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a waiver under Section 1915(c) of the SSA.

13. Comprehensive Medicaid Case Management (CMCM)

A program which provides "social work" case management referral services to a targeted population (e.g.: teens, mentally ill). A CMCM case manager will assist a client in accessing necessary services in accordance with goals contained in a written case management plan. CMCM programs do not provide services directly, but refer to a wide range of service providers. The nature of these services include: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires the case manager to work out a mutually agreeable case coordination approach with the agency/medical providers. Consequently, if an Enrollee of the Contractor is participating in a CMCM program, the Contractor should work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee on eMedNY so that the program can contact the Contractor or to coordinate service provision.

14. Directly Observed Therapy for Tuberculosis Disease

Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the physician's prescribed medication regimen. While the clinical management of tuberculosis is covered in the Benefit Package, TB/DOT where applicable, can be billed directly to MMIS by any SDOH approved fee-for-service Medicaid TB/DOT Provider. The Contractor remains responsible for communicating, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

15. AIDS Adult Day Health Care

Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care services than can be provided in any single setting, but do not require the level of services provided in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

16. HIV COBRA Case Management

The HP/ COBRA (Community Follow-up Program) Case Management Program is a program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid. Reimbursable activities include intake, assessment, reassessment, service plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and case specific supervisory case-review. conferencing.

17. Adult Day Health Care

Adult Day Health Care means care and services provided to a registrant in a residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care needs and an individualized health care plan, and providing ongoing implementation and coordination of the health care plan, and transportation.

Registrant means a person who is a nonresident of the residential health care facility who is functionally impaired and not homebound, and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, nursing staff. Social Services and other professional personnel of the aduit day health care program can be met satisfactorily in whole or in part by delivery of appropriate services in such program.

18. Personal Emergency Response Services (PERS)

Personal Emergency Response Services (PERS) are not covered by the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.

Medicaid Advantage Contract
APPENDIX K
New York City
January 1, 2007

APPENDIX L
Approved Capitation Payment Rates

Medicaid Advantage Contract
APPENDIX L
New York City
January 1,2007
L-l

Wellcare of New York, Inc

Dual Eligible Medicaid Managed Care Rates

MM1S ID#:	02645710	Effective Date: 01/01/07
Region:	NYC
County:	NYC

Rate Code	Premium Group	Rate Amount
2370	DUALLY ELIGIBLE SSI 21-64 MALE/FEMALE	$42.58
2371	DUALLY ELIGIBLE SSI 65+ MALE/FEMALE	$43.38

Optional Benefits Offered:
☑ Dental E Non
☑ Emergent Transportation

Box will be checked if the optional benefit is covered by the plan

APPENDIX M
Service Area
Medicaid Advantage Contract
APPENDIX M
New York City
January 1, 2007
M-l

The Contractor’s Medicaid Advantage service area is comprised of the following Counties in their entirety

New York

Medicaid Advantage Contract
APPENDIX M
New York City
January 1, 2007
M-2

Schedule 1 of Appendix N
DOHMH Public Health Services Fee Schedule

SERVICE	FEE
TB CLINIC	$125.00
IMMUNIZATION	$ 50.00
HIV COUNSELING AND TESTING VISIT	$96.47
HIV COUNSELING AND NO TESTING	$90.12
HIV POST TEST COUNSELING Visit Positive Result	$90.12
LAB TESTS
HIV 1 (ELISA Test)	$12.27
HIV Antibody, Confirmatory (Western Blot)	$ 26.75
DENTAL SERVICES	$ 108.00

APPENDIX N
New York City January 1. 2007
N-15